                                                                 EXHIBIT (10)(b)

INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Post-Effective Amendment No. 15 to Registration Statement No. 33-45379 of Merrill Lynch Life Variable Annuity Separate Account B on Form N-4 of our reports on (i) Merrill Lynch Life Insurance Company dated February 22, 1999, and (ii) Merrill Lynch Life Variable Annuity Separate Account B dated February 4, 1999, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
-------------------------------
Deloitte & Touche LLP

New York, New York

April 13, 1999